Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations:
Erica Pettit
Press: Evan Goetz/Melissa Merrill
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS RECORD 2007 FIRST QUARTER RESULTS

RYE, N.Y., April 25, 2007 — Jarden Corporation (NYSE: JAH) today reported its financial results for the quarter ended March 31, 2007.

For the quarter ended March 31, 2007, net sales increased 4% to $821 million compared to $792 million for the same period in the prior year. Net income was $1.4 million, or $0.02 per diluted share, for the quarter ended March 31, 2007, compared to $5.7 million, or $0.09 per diluted share, in the first quarter of 2006. On a non-GAAP basis, as adjusted net income was $21.4 million, or $0.30 per diluted share for the quarter ended March 31, 2007, an increase of 25% per diluted share, compared to $16.1 million, or $0.24 per diluted share, in the first quarter of 2006. Please see the schedule accompanying this release for the reconciliation of GAAP to non-GAAP net income and diluted earnings per share.

Martin E. Franklin, Chairman and Chief Executive Officer commented; “Our strong positive momentum continued from 2006 into the first quarter, as demonstrated by the growth in sales and segment earnings reported today, as well as a significant improvement in year over year cash flow from operations. Our strategy of building a world class, market leading, diversified consumer products company based on our people, products and brands continues to yield results. While we performed well across the entire company, I am particularly pleased with the expansion of gross margins as demonstrated by the 100 basis point improvement this quarter compared to the same period in 2006.”

Mr. Franklin continued, “The healthy momentum in our segments, despite continued pressure in supply chain costs and concerns about the consumer, continued through the quarter. While it is still early in the year, this forward progress coupled with the recent acquisition of Pure Fishing positions us well for the balance of the year, and I believe that we are on track to achieve our long-term financial goals.”

The Company will be holding a conference call at 9:45 a.m. (EDT) today, April 25, 2007, to further discuss its first quarter 2007 results. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until May 9, 2007.

Jarden Corporation is a leading provider of niche consumer products used in and around the home. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Java Log®, Kerr®, Lehigh®, Leslie-Locke®, Loew-Cornell® and Pine Mountain®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Harmony®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain™; and Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz®, Coleman®, Fenwick®, Gulp®, Mitchell®, Stren®, and Trilene®. Headquartered in Rye, N.Y., Jarden has over 20,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the outlook for Jarden’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, future cash flows from operations, future revenues and margin requirement and expansion, the success of new product introductions, growth in costs and expenses and the impact of acquisitions, divestitures, restructuring and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Three month period ended
	March 31, 2007			March 31, 2006
	As Reported (GAAP)	Adjustments (1)	As Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)	As Adjusted (non-GAAP) (1)(2)
Net sales	$820.9	$—	$820.9	$791.7	$—	$791.7

Cost of sales	619.6	—	619.6	606.0	(0.3)	605.7

Gross profit	201.3	—	201.3	185.7	0.3	186.0
Selling, general and administrative expenses	151.2	(8.5)	142.7	141.8	(6.7)	135.1
Reorganization and acquisition-related integration costs, net	9.1	(9.1)	—	9.4	(9.4)	—

Operating earnings	41.0	17.6	58.6	34.5	16.4	50.9
Interest expense, net	25.0	—	25.0	25.6	—	25.6
Loss on early extinguishment of debt	14.8	(14.8)	—	—	—	—

Income before taxes	1.2	32.4	33.6	8.9	16.4	25.3
Income tax (benefit) provision	(0.2)	12.4	12.2	3.2	6.0	9.2

Net income	$1.4	$20.0	$21.4	$5.7	$10.4	$16.1

Earnings per share:
Basic	$0.02		$0.31	$0.09		$0.24
Diluted	$0.02		$0.30	$0.09		$0.24
Weighted average shares outstanding :
Basic	69.0		69.0	65.6		65.6
Diluted	70.3		70.3	66.5		66.5

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	March 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$391.5	$202.6
Accounts receivable, net	505.1	558.8
Inventories	722.0	659.2
Prepaid expenses and other current assets	149.6	143.1

Total current assets	1,768.2	1,563.7

Property, plant and equipment, net	345.1	345.8
Goodwill	1,194.3	1,223.7
Intangible assets, net	702.6	704.2
Other assets	56.8	45.2

Total assets	$4,067.0	$3,882.6

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$54.8	$19.2
Accounts payable and accrued salaries, wages and employee benefits	342.2	399.1
Other current liabilities	277.7	305.8

Total current liabilities	674.7	724.1

Long-term debt	1,691.5	1,421.8
Deferred taxes on income	208.5	210.3
Other non-current liabilities	223.8	269.0

Total liabilities	2,798.5	2,625.2

Total stockholders’ equity	1,268.5	1,257.4

Total liabilities and stockholders’ equity	$4,067.0	$3,882.6

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three month period ended
	March 31, 2007	March 31, 2006
Cash flows from operating activities:
Net income	$1.4	$5.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	18.2	15.8
Other non-cash items	8.3	7.3
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	59.1	26.7
Inventory	(61.9)	(90.0)
Accounts payable	(16.5)	22.0
Other assets and liabilities	(64.1)	(58.5)

Net cash used in operating activities	(55.5)	(71.0)

Cash flows from financing activities:
Net change in short-term debt	27.4	20.1
Proceeds from issuance of long-term debt	650.0	—
Payments on long-term debt	(372.7)	(29.3)
Proceeds from issuance of stock, net of transaction fees	2.4	2.4
Repurchase of common stock	—	(50.0)
Debt issuance and extinguishment costs	(31.4)	(2.0)
Other, net	(0.4)	(0.4)

Net cash provided by (used in) financing activities	275.3	(59.2)

Cash flows from investing activities:
Additions to property, plant and equipment	(15.0)	(12.1)
Acquisition of businesses, net of cash acquired	(16.0)	(12.2)
Other, net	(0.2)	—

Net cash used in investing activities	(31.2)	(24.3)

Effect of exchange rate changes on cash and cash equivalents	0.3	0.1

Net increase (decrease) in cash and cash equivalents	188.9	(154.4)
Cash and cash equivalents at beginning of period	202.6	237.1

Cash and cash equivalents at end of period	$391.5	$82.7

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables (a)	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended March 31, 2007
Net sales	$181.2	$357.9	$212.9	$85.7	$(16.8)	$820.9	$—	$820.9

Segment earnings (loss)	$16.5	$39.6	$22.0	$7.4	$—	$85.5	$(10.4)	$75.1

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related costs, net	(2.0)	(6.3)	(0.8)	—	—	(9.1)	—	(9.1)
Stock-based compensation	—	—	—	—	—	—	(6.8)	(6.8)
Depreciation and amortization	(4.2)	(7.1)	(4.3)	(2.3)	—	(17.9)	(0.3)	(18.2)

Operating earnings (loss)	$10.3	$26.2	$16.9	$5.1	$—	$58.5	$(17.5)	$41.0

	Branded Consumables (a)	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Eliminations (b)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Quarter ended March 31, 2006
Net sales	$154.8	$351.5	$228.1	$75.1	$(17.8)	$791.7	$—	$791.7

Segment earnings (loss)	$17.6	$29.2	$21.3	$9.7	$—	$77.8	$(11.5)	$66.3

Adjustments to reconcile to reported operating earnings(loss):
Reorganization and acquisition-related costs, net	(3.3)	(5.1)	(0.7)	—	—	(9.1)	(0.3)	(9.4)
Inventory write-off	—	—	(0.3)	—	—	(0.3)	—	(0.3)
Stock-based compensation	—	—	—	—	—	—	(5.4)	(5.4)
Other integration-related costs	—	(0.9)	—	—	—	(0.9)	—	(0.9)
Depreciation and amortization	(2.7)	(6.2)	(4.2)	(2.4)	—	(15.5)	(0.3)	(15.8)

Operating earnings (loss)	$11.6	$17.0	$16.1	$7.3	$—	$52.0	$(17.5)	$34.5

(a)	Effective September 1, 2006, the Company acquired the firelog and firestarter business of Conros Corporation, Conros International Ltd and Java Logg Global Corporation (“Pine Mountain”). This business is reflected in the Branded Consumables segment.
(b)	Intersegment sales are recorded at cost plus an agreed upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “as reported” results to arrive at the “as adjusted” results for the quarter ended March 31, 2007 and 2006. For the quarter ended March 31, 2007 adjustments to net income consist of $9.1 million of reorganization and acquisition-related integration costs, net; $6.8 million of non-cash stock-based compensation costs; $1.7 million of amortization of acquired intangible assets and $14.8 million for the loss on the early extinguishment of debt. Also, included in the adjustments to net income for the quarter ended March 31, 2007 is the tax provision adjustment of $12.4 million which reflects the adjustment of a tax cost associated with the normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

For the quarter ended March 31, 2006 adjustments to net income consist of $9.4 million of reorganization and acquisition-related integration costs, net; $5.4 million of non-cash stock-based compensation costs; $0.4 million of amortization of acquired intangible assets; and $0.9 million of certain duplicative costs and $0.3 million of inventory write-offs associated with integration activities. Also, included in the adjustments to net income for the quarter ended March 31, 2006 is the tax provision adjustment of $6.0 million which reflects the adjustment of a tax cost associated with normalization of the as adjusted results to the Company’s 36.5% effective tax rate.

Note 2: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a Company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. These measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP. Additionally, the Company’s credit agreement has provided for manufacturer’s profit in inventory adjustments required for purchase accounting, reorganization and acquisition-related integration costs, non-cash compensation costs and loss on early extinguishment of debt to be excluded in calculations used for determining whether the Company is in compliance with certain credit agreement covenants.